Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274970

Prospectus Supplement

(to Prospectus dated October 13, 2023)

XMAX INC.

8,500,000 SHARES OF COMMON STOCK

We are offering 8,500,000 shares of our common stock at a price of $4.23 per share, to selected investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors.

Our shares of common stock are listed and traded on the NASDAQ Stock Market LLC under the symbol “XWIN.” The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $268,343,182.66, which was calculated based on 43,072,742 shares of common stock issued and outstanding held by non-affiliates and the closing price of $6.23 as reported on the Nasdaq Capital Market on March 6, 2026. The Company is therefore not subject to the limitations under General Instruction I.B.6 of Form S-3 until the filing date of Form 10-K for the fiscal year ended December 31, 2025.

You should read carefully this prospectus supplement and the documents incorporated by reference in this prospectus supplement before you invest. Please see “Risk Factors” on page S-6 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering Price	$4.23	$35,955,000

We anticipate delivery of the shares will take place on or about March 16, 2026, subject to the satisfaction of certain conditions.

Investing in our shares of common stock involves a high degree of risk. Before buying any Shares, you should carefully consider the risks that we have described in “Risk Factors” of this prospectus supplement, as well as those described in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated March 9, 2026

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We are responsible for the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information, and we take no responsibility for any other information that others may give you.

We are not making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the terms the “Company,” “XMax”, “XWIN”, “Nova LifeStyle,” “we,” “our” and “us” or other similar terms mean XMax Inc., unless we state otherwise or the context indicates otherwise.

S-1

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, our financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

XMax Inc. (the “Company”), formerly known as Nova LifeStyle, Inc., is a distributor of contemporary styled residential and commercial furniture incorporated into a dynamic marketing and sales platform offering retail as well as online selection and global purchase fulfillment. We monitor popular trends and products to create design elements that are then integrated into our product lines that can be used as both stand-alone or whole-room and home furnishing solutions. Through its global network of retailers, e-commerce platforms, stagers and hospitality providers, the Company also sells (through an exclusive third-party manufacturing partner) a managed variety of high quality bedding foundation components.

The Company’s brand family currently includes XMax, Nova LifeStyle, Diamond Sofa (www.diamondsofa.com) and Nova Living.

Our customers principally consist of distributors and retailers with specific geographic territories that deploy middle to high end private label home furnishings which have very little competitive overlap with our specific furnishing products or product lines. The Company is constantly seeking to integrate new sources of distribution and manufacturing that are properly aligned with our growth strategy. This allows us to continually focus on building both our overall distribution and manufacturing relationships through a deployment of popular, as well as trend-based, furnishing solutions worldwide.

We are a U.S. holding company with no material assets in the U.S. other than the ownership interests of our wholly owned subsidiaries through which we market, design and sell residential and commercial furniture worldwide: Nova Furniture Limited domiciled in the British Virgin Islands (“Nova BVI”), Diamond Bar Outdoors, Inc. domiciled in California (“Diamond Bar”), Nova Furniture Ltd. domiciled in Samoa (“Nova Samoa”) and its wholly owned subsidiaries Nova Nova Living (M) SDN. BHD. domiciled in Malaysia (“Nova Malaysia”) and i Design Blockchain Technology, Inc. (“i Design”) under the laws of the State of California. We also have a wholly owned subsidiary Xmax Capital Ltd. domiciled in Samoa and its wholly owned subsidiaries Xmax Alpha Holdings Ltd. (the “Xmax Alpha”), Xmax Beta Holdings Ltd., Xmax Delta Holdings Ltd. and Xmax Sigma Holdings Ltd., all domiciled in the Cayman Islands.

Our experience developing and marketing products for international markets has enabled us to develop the scale, logistics, marketing, manufacturing efficiencies and design expertise that serve as the foundation for us to expand aggressively into the highly attractive U.S., Canada, South America, Asia and Middle Easter markets.

Since 2019, we have moved away from low margin products and this move was intended to improve our gross profit margin, receivable collections and net profitability, and to increase our return on long-term equity. We terminated sales and marketing efforts to customers that represented a high purchase volume but low profit margin, and we adjusted our product line, which included the launch of our Summer 2023 Collection in the Las Vegas and High Point Markets, with a view to attracting a higher-end ultimate customer. Identifying a fashion-driven generational shift in the general perception and consumption of furniture and being more aware of actual consumer tastes and how best to fulfill and engage that need. Closely integrating product development alongside marketing results in appealing products that adheres to the scope of our target demographic of decision makers in the design, staging and retail fields. A process that is continually refined upon each release cycle, maintaining a singular, cohesive vision. Also, we’re now focusing on AI-driven smart living solutions. Through the integration of advanced technologies such as virtual reality (VR), augmented reality (AR), and artificial intelligence (AI), we plan to provide tailored solutions that enhance our core furniture business and expand its capabilities into intelligent systems and immersive customer experiences. We believe these new strategies will provide us with significant long term growth opportunities. Significant factors that we believe could affect our operating results are the (i) prices of our products to our domestic and international retailer and wholesaler customers and their markups to end consumers; (ii) general economic conditions in the U.S., Chinese, and other international markets; and (iii) trade war and tariffs imposed by the United States on products manufactured in China and other Asian countries where we purchase our products; and (iv) high interest rate, inflation and slow- down in real estate market. We believe most of our customers are willing to pay for our high quality and stylish products, timely delivery, and strong production capacity at price levels which we expect will allow us to maintain a relatively high gross profit margin for our products. We do not manufacture our products, but instead we utilize third-party manufacturers. In response to the tariffs imposed by the United States on products manufactured in China, we have been in the process of seeking and shifting a portion of our product manufacturing from third-party manufacturers located in China to third-party manufacturers located in other parts of Asia, such as Vietnam, India and/or Malaysia, countries with lower tariffs. However, due to the quality issue and recent increase and change of tariff announced by President Trump on products from India and other southeastern Asian countries, we still purchase most of our products from China. Implementation of a relocation of manufacturing (which by necessity includes an assessment of the factory’s ability to deliver the quantity of the product, in accordance with the Company’s specifications, and in accordance with the Company’s quality control requirements) is time-consuming and has a lot of uncertainties such as the increase of the tariff of the products from these countries, and only a small portion of suppliers manufacturing our products has been transitioned from China to Malaysia and India starting in 2020. Most of our manufacturing will continue to be performed in China because the good quality and the intellectual know-how necessary to manufacture certain products is not generally available in other Asian countries. Consumer preference trends favoring high quality and stylish products and lifestyle-based furniture suites should also allow us at least to maintain our gross profit margins. The markets in North America are challenging because such markets are experiencing a slow-down and may be entering a recession due to high interest rate and inflation.

S-2

On September 25, 2025, Nova BVI entered into a Subscription Agreement (the “Agreement”) with Preamble Capital, A Series of CGF2021 LLC (the “Preamble Capital”), a Delaware Limited Liability Company. Pursuant to the Agreement, Nova BVI subscribes 99.815% interest in Preamble Capital in an amount equal to $5,664,500 (the “Subscription Amount”) and became a member of Preamble Capital and be bound by the LLC Agreement as a member of Preamble Capital. Sydecar LLC, a Delaware limited liability company, is the administrator of Preamble Capital. The applicable management fee percentage for Nova BVI is 0%. On September 25, 2025, Nova BVI closed its subscription of 99.815% interest in Preamble Capital for $5,664,500. On September 26, 2025, Preamble Capital entered into a Subscription Agreement (the “Subscription Agreement”) with a certain fund that holds an aggregate of 353,772 shares of Common Stock of Space Exploration Technologies Corp., a Texas corporation (“SpaceX”), comprising of 121,805 shares of Class A Common Stock and 231,967 shares of Class C Common Stock of Space X. Pursuant to the Subscription Agreement, Preamble Capital subscribed approximately 6.667% interest of such fund for an amount of $5,660,000 (the “Transaction”). On September 29, 2025, Preamble Capital closed the Transaction.

On September 24, 2025, the Company incorporate Xmax Capital Ltd. in Samoa (“Xmax Samoa”). On October 3, 2025, Xmax Samoa incorporated Xmax Alpha Holdings Ltd. in Cayman Islands. On October 14, 2025, Xmax Samoa incorporated Xmax Beta Holdings Ltd. and Xmax Delta Holdings Ltd. in Cayman Islands. On October 15, 2025, Xmax Samoa incorporated Xmax Sigma Holdings Ltd. in Cayman Islands. Xmax Samoa is a holding company with no actual business operations. Xmax Delta Holdings Ltd. and Xmax Sigma Holdings Ltd. currently do not have any business operations.

On October 15, 2025, Xmax Alpha Holdings Ltd. (the “Xmax Alpha”) entered into a Subscription Agreement (the “Agreement”) with Preamble Capital I, A Series of CGF2021 LLC (the “Preamble Capital I”). Pursuant to the Agreement, Xmax Alpha subscribed 99.82% interest in Preamble Capital I in an amount equal to $5,605,000 (the “Subscription Amount”) and became a member of Preamble Capital I and been bound by the LLC Agreement as a member of Preamble Capital I. Sydecar LLC, a Delaware limited liability company, is the administrator of Preamble Capital I. The applicable management fee percentage for Xmax Alpha is 0%. October 15, 2025, Xmax Alpha completed the subscription. On October 16, 2025, Preamble Capital I entered into a Subscription Agreement with a certain fund to subscribe certain interest of such fund for an amount of $5,600,000, to be used by such fund to purchase shares of common stock of SpaceX. On November 24, 2025, Preamble Capital I completed the acquisition of 39.7% interest in such fund which holds 55,629 shares of Class A Common Stock and 3,781 shares of Class C Common Stock of SpaceX.

On November 3, 2025, the Company filed a Certificate of Change (the “Share Increase Amendment”) with the Secretary of State for the State of Nevada to amend its Articles of Incorporation to increase the amount of authorized shares of its common stock, par value $0.001 per share, from 250,000,000 shares to 5,000,000,000 shares. The Share Increase Amendment was approved by the Company’s Board of Directors (the “Board”) on September 15, 2025 and by the shareholders at a special meeting of the Company’s shareholders held on October 31, 2025.

On November 3, 2025, the Company filed a Certificate of Amendment (the “Name Change Amendment”) with the Secretary of State for the State of Nevada to amend its Articles of Incorporation to change the Company’s name from “Nova LifeStyle, Inc.” to “XMax Inc.” The Name Change Amendment was approved by the Board on September 15, 2025 and by the shareholders at a special meeting of the Company’s shareholders held on October 31, 2025. The Name Change Amendment was effective immediately upon filing.

S-3

On December 2, 2025, Xmax Beta Holdings Ltd. (the “Xmax Beta”), a company incorporated in the Cayman Islands and an indirectly wholly owned subsidiary of XMax Inc. entered into a Subscription Agreement (the “Agreement”) with Preamble X Capital I, a series of Preamble X Capital LLC, a Delaware Limited Liability Company (“Preamble X Capital I”). Pursuant to the Agreement, Xmax Beta subscribed approximately 99.88% interest in Preamble X Capital I in an amount equal to US$8,461,428.80 (the “Subscription Amount”) and became a member of Preamble X Capital I and been bound by the LLC Agreement as a member of Preamble X Capital I. Allocations Fund Administration, LLC is the administrative manager of Preamble X Capital I. The applicable management fee percentage for Xmax Beta is 0%. On December 2, 2025, Xmax Beta completed the subscription. On December 2, 2025, Preamble X Capital I entered into a Subscription Agreement with a dedicated SPV (the “SPV”) to subscribe 40,106 equity certificates in the SPV for an amount of US$2,999,928.80. The SPV holds 502,236 equity certificates, and each certificate is entitled to a share of Series B Preferred Stock of X.AI Holdings Corp., a Neveda corporation (“xAI”) and such Series B Preferred Stock of xAI are directly held by a certain fund. On December 16, 2025, Preamble X Capital I closed the transaction. On December 8, 2025, Preamble X Capital I entered into a separate Subscription Agreement with a separate fund to subscribe certain interest of such fund for an amount of $5,400,000, to be used by such fund to purchase shares of common stock of X.AI Holdings Corp., a Neveda corporation.

On December 16, 2025, Xmax Beta entered into a Subscription Agreement (the “Agreement”) with Preamble X Capital I. Pursuant to the Agreement, Xmax Beta made an additional subscription in an aggregate amount of US$5,375,000 (the “Subscription Amount”), thereby increasing Xmax Beta’s interest in Preamble X Capital I to approximately 99.9%. Allocations Fund Administration, LLC is the administrative manager of Preamble X Capital I. The applicable management fee percentage for Xmax Beta is 0%. On December 17, 2025, Xmax Beta completed the subscription. On December 18, 2025, Preamble X Capital I entered into a Subscription Agreement with a certain fund to subscribe certain interest of such fund for an amount of $5,400,000, to be used by such fund to purchase shares of X.AI Holdings Corp., a Nevada corporation.

On February 4, 2026, Xmax Beta entered into a Subscription Agreement (the “Agreement”) with Preamble X Capital I. Pursuant to the Agreement, Xmax Beta made additional subscription in an aggregate amount of US$3,048,773.60 (the “Subscription Amount”), which increases Xmax Beta’s interest in Preamble X Capital I to approximately 99.9%. Allocations Fund Administration, LLC is the administrative manager of Preamble X Capital I. The applicable management fee percentage for Xmax Beta is 0%. On February 4, 2026, Xmax Beta completed the subscription. On February 4, 2025, Preamble X Capital I entered into a Subscription Agreement with a dedicated SPV (the “SPV”) to subscribe 34,963 equity certificates in the SPV for an amount of US$3,048,773.60. Each certificate is entitled to a share of Series B Preferred Stock of X.AI Holdings Corp., a Nevada corporation (“xAI”), and such Series B Preferred Stock of xAI is directly held by a certain fund.

Company Information

Our principal executive offices are located at 6565 E. Washington Blvd., Commerce, CA 90040. Our telephone number is (323) 888-9999 and our website address is www.novalifestyle.com. We do not incorporate by reference into this prospectus supplement the information on our website, and you should not consider it as part of this prospectus supplement.

S-4

THE OFFERING

Common Stock Offered	8,500,000 shares

Offering Price	$4.23

Common Stock Outstanding Before This Offering	43,073,227

Common Stock to Be Outstanding After This Offering	51,571,227

Use of Proceeds	We expect to use the net proceeds of this offering for investment opportunities, working capital and for general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Market Symbol	XWIN

(1) The number of shares of common stock to be outstanding after this offering is based on 43,073,227 shares of common stock outstanding as of March 6, 2026 and excludes, as of that date:

●	1,494,558 shares of common stock issuable upon the exercise of the warrants.

S-5

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and under “Item 1. Risk Factors” in our Quarterly Reports filed since the filing of the Form 10-K, which is incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a future prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus supplement or the accompanying prospectus in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The offering price of our shares of common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Assuming that we sell an aggregate of 8,500,000 shares for aggregate gross proceeds of $35,955,000 (before deducting any expenses of the offering), you will experience immediate dilution of approximately $3.05 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and price per share of $4.23. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Therefore, if you purchase securities in this offering, you will pay a price per share of our common stock that substantially exceeds our net tangible book value per share after giving effect to this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-7 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our sales and marketing activities. We will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our drug candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to our shareholders.

The market price of our common shares has been volatile and may continue to be volatile due to numerous circumstances beyond our control.

The market price of our common shares has fluctuated, and may continue to fluctuate due to many factors, some of which may be beyond our control. These factors include, without limitation:

●	“short squeezes”;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	large stockholders exiting their position in our common stock or an increase or decrease in the short interest in our common stock;

●	actual or anticipated fluctuations in our financial and operating results;

●	the timing and allocations of new product releases and our other business development;

●	shifts in the timing or content of certain promotions or service offerings;

●	acquisition costs and the integration of companies we acquire or invest in;

●	negative public perception of us, our competitors, or industry; and

●	overall general market fluctuations.

Stock markets in general and our share price have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. Investors that purchase our common shares in this offering may lose a significant portion of their investments if the price of our common stock subsequently declines.

S-6

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly as set forth and incorporated by reference in the “Risk Factors” section above, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS

We expect that the net proceeds from the sale of the shares of common stock that we are offering will be approximately $35.93 million, after deducting offering expenses. We intend to use the net proceeds from this offering for investment opportunities, working capital and general corporate purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

S-7

Dilution

If you purchase our securities in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of September 30, 2025, our net tangible book value was $13.63 million, or $0.32 per share of common stock.

After giving effect to the sale by us of 8,500,000 shares of common stock at the price of $4.23 per share of Common Stock and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025, would have been approximately $49.58 million, or $1.18 per share. This represents an immediate increase in pro forma net tangible book value of $0.87 per share to our existing stockholders, and an immediate dilution of approximately $3.05 per share to investors of shares in this offering, as illustrated in the following table:

The following table illustrates this dilution on a per share basis to new investors:

Assumed offering price per share of Common stock	$4.23
Net tangible book value per share as of September 30, 2025	0.32
Increase in net tangible book value per share to the existing stockholders attributable to this offering	0.87
Pro forma net tangible book value per share after giving effect to this offering	1.18
Dilution in net tangible book value per share to new investors	3.05

The above discussion and table for pro forma are based on 43,073,227 shares of common stock outstanding as of March 6, 2026. The discussion and table do not include, as of that date:

●	1,494,558 shares of common stock issuable upon the exercise of the warrants.

S-8

PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus cover the offer and sale of an aggregate 8,500,000 shares of common stock of the Company at a purchase price of $4.23 per share directly to the investors by the Company and it is not through a placement agent, underwriter or securities broker or dealer.

We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our shares of common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenue.

We have not entered into any underwriting agreement, arrangement, or understanding for the sale of the Shares being offered. This offering is intended to be made solely by the delivery of this prospectus supplement, accompanying prospectus and a securities purchase agreement to the investors. We will only sell the shares to investors who enter into the securities purchase agreement with us.

Subject to the terms and conditions of the securities purchase agreement, on the closing date, we will issue our shares of common stock to the investors, and we will receive gross proceeds in the amount of approximately $35,955,000. The Shares are offered directly to the investors without a placement agent, underwriter, broker or dealer. We currently anticipate that the closing of the sale of such shares will take place on or about March 16, 2026, subject to satisfaction of customary closing conditions. We estimate the total expenses payable by us for this offering will be approximately $25,000.

The transfer agent for our common stock is Equiniti Trust Company, LLC and our shares of common stock are listed on the NASDAQ Capital Market under the symbol “XWIN”.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by FisherBroyles, LLP.

EXPERTS

Our audited financial statements for the year ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in its report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

Our audited financial statements for the year ended December 31, 2023, incorporated by reference in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in its report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

S-9

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 31, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed on May 15, 2025, August 14, 2025 and November 14, 2025, respectively;

●	our Current Reports on Form 8-K and Form 8-K/A filed on April 23, 2025, May 27, 2025, May 28, 2025, June 10, 2025, June 25, 2025, September 4, 2025, September 26, 2025, September 29, 2025, October 1, 2025, October 9, 2025, October 14, 2025, October 14, 2025, October 21, 2025, November 4, 2025, November 19, 2025, November 21, 2025, November 26, 2025, December 1, 2025, December 8, 2025, December 10, 2025, December 22, 2025, December 22, 2025, January 9, 2026, February 3, 2026 and February 6, 2026;

●	our Definitive Proxy Statements on Schedule 14A filed on April 23, 2025, April 25, 2025 and October 3, 2025; and

●	the description of our common stock, par value $0.001 per share contained in our Registration Statement on Form 8-A, dated and filed with the SEC on January 13, 2014, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement and accompanying prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may obtain a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference into this prospectus supplement, including exhibits, at no cost to you by writing or telephoning us at the following address:

XMax Inc.

6565 E. Washington Blvd.

Commerce, CA 90040

Attention: Xiaohua Lu

(323) 888-9999.

S-10

Prospectus Supplement

(to Prospectus dated October 13, 2023)

XMAX INC.

8,500,000 SHARES OF COMMON STOCK

March 9, 2026

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

(Prospectus Supplement Back Cover)

PRELIMINARY PROSPECTUS

Nova LifeStyle, Inc.

$55,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer from time to time shares of our common stock, par value $0.001 (“Common Stock”), preferred stock, warrants and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $55,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our Common Stock is quoted on The NASDAQ Stock Market LLC under the symbol “NVFY.” As of October 12, 2023, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $2.54 million based on 1,487,227 shares of outstanding Common Stock, of which 421,456 shares are held by affiliates, and a price of $2.38 per share, which was the last reported sale price of our Common Stock as quoted on The NASDAQ Stock Market LLC on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our Common Stock.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus. In addition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2023.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Securities and Exchange Commission (the “SEC”), includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $55,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;
●	the public offering price;
●	the names of any underwriters, agents or dealers through or to which the securities will be sold;
●	any compensation of those underwriters, agents or dealers;
●	any additional risk factors applicable to the securities or our business and operations; and
●	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

Unless the context otherwise requires, the terms “NVFY,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to Nova LifeStyle, Inc., our subsidiaries, and our consolidated entities.

THE COMPANY

Nova LifeStyle, Inc. (“Nova LifeStyle” or the “Company”) is a U.S.-headquartered innovative designer and marketer of contemporary styled residential and commercial furniture formerly known as Stevens Resources, Inc. We were incorporated in the State of Nevada on September 9, 2009. The Company’s products are marketed through wholesale and retail channels as well as various online platforms worldwide.

Nova LifeStyle’s family of brands includes Nova LifeStyle, Diamond Sofa (www.diamondsofa.com) and Nova Living.

Our business strength lies in our abilities to quickly adapt to changing market demand and stay ahead of the latest trends in modern furniture designs. Our customers principally consist of designers, distributors and retailers who cater to mid-level and high-end private label home furnishings that have little product overlap within our specific furnishing products or product lines. Nova LifeStyle is constantly seeking to integrate new sources of distribution and manufacturing that are aligned with our growth strategies, allowing us to continually focus on growing our customer base as well as driving the expansion of our overall distribution and manufacturing relationships worldwide, providing our customers with trendy furnishing solutions.

We generate the majority of our sales as a branding and marketing company with vertically integrated third-party manufacturing capabilities for global furniture distributors and large national retailers. We have established long term relationships with our worldwide customers by providing them with high quality, large scale and cost-effective sourcing solutions. Our worldwide logistics and delivery capabilities provide our customers with the flexibility to select from our extensive furniture collections tailored for their respective needs. Our experience marketing products to international customers have enabled us to fully integrate the supply scale, product delivery logistics, marketing efficiency and design expertise to address customer demand from established markets in the North America, Central America, South America, Asia, and the Middle East.

Our principal executive offices are located at 6565 E. Washington Blvd., Commerce, CA 90040. Our telephone number is (323) 888-9999 and our website address is www.novalifestyle.com. The information contained on our website is not part of this prospectus and is not incorporated herein.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended, our Amended and Restated Bylaws, and applicable provisions of the Nevada Revised Statutes (the “NRS”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation and Amended and Restated Bylaws, which have been filed with and are publicly available from the SEC.

Our authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.001 per share. Currently, we have no other authorized class of stock. In addition, there are warrants to purchase 245,192 shares of our Common Stock outstanding and options to purchase 25,400 shares of the Company’s common stock as of October 12, 2023.

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DESCRIPTION OF COMMON STOCK

As of October 12, 2023, there were 1,487,227 shares of our Common Stock outstanding, held by approximately 48 stockholders of record.

Our Common Stock is currently traded on The NASDAQ Stock Market LLC under the symbol “NVFY.” The transfer agent and registrar for our common stock is Issuer Direct Corporation.

The holders of our Common Stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

All issued and outstanding shares of Common Stock are fully paid and nonassessable. Shares of our Common Stock that may be offered for resale, from time to time, under this prospectus will be fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of Nevada Law

As a Nevada corporation, we are also subject to certain provisions of the Nevada Revised Statutes (the “NRS”) that have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

The NRS provides that specified persons who, with or through their affiliates or associates, own, or affiliates and associates of the subject corporation at any time within two years own or did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the company, and: (i) the combination or transaction by which such person first became an interested stockholder was approved by the board of directors before they first became an interested stockholder; or (ii) such combination is approved by: (x) the board of directors; and (y) at an annual or special meeting of the stockholders (not by written consent), the affirmative vote of stockholders representing at least 60% of the outstanding voting power not beneficially owned by such interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

The Control Share Acquisition Statute generally applies only to Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. This statute generally provides that any person that acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the disinterested stockholders of the corporation at a special or annual meeting. A person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.” In the event control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any stockholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares.

These laws may have a chilling effect on certain transactions if our Articles of Incorporation or Bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

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DESCRIPTION OF PREFERRED STOCK

As of October 12, 2023, no shares of preferred stock had been issued or were outstanding and we are not authorized to issue any shares of preferred stock; however, it is possible that we could amend our Articles of Incorporation to authorize the issuance of shares of preferred stock.

We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation or amendment to our Articles of Incorporation that describes the terms of any series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following: (i) the title and stated value; (ii) the number of shares we are offering; (iii) the liquidation preference per share; (iv) the purchase price; (v) the dividend rate, period and payment date and method of calculation for dividends; (vi) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate; (vii) the provisions for a sinking fund, if any; (viii) the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights; (ix) whether the preferred stock will be convertible into our Common Stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period; (x) whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period; (xi) voting rights, if any, of the preferred stock; (x) preemptive rights, if any; (xi) restrictions on transfer, sale or other assignment, if any; (xii) a discussion of any material United States federal income tax considerations applicable to the preferred stock; (xiii) the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; (xiv) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs and (xv) any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock and/or preferred stock in one or more series. We may issue warrants independently or together with Common Stock and/or preferred stock and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase Common Stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of Common Stock, preferred stock and/or warrants for the purchase of Common Stock and/or preferred stock in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We are registering common stock, preferred stock, warrants and units with an aggregate offering price not to exceed $55,000,000, to be sold by us under a “shelf” registration process.

If we offer securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We may sell the securities in any of the following ways (or in any combination) from time to time:

●	to or through underwriters, brokers or dealers;

●	directly to one or more purchasers;

●	through agents;

●	“at the market offerings” to or through market makers or into an existing market for the securities;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	privately negotiated transactions;

●	short sales (including short sales “against the box”);

●	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

●	by pledge to secure debts and other obligations;

●	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

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The prospectus supplement, if required, will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

●	the public offering price of the securities and the proceeds to us, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may effect the distribution of the securities from time to time in one or more transactions either:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices relating to the prevailing market prices; or

●	at negotiated prices.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In such a case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option). The underwriters may receive compensation from us, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

We may offer the securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell the securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We may sell the securities through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

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If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from us in amounts to be negotiated immediately prior to the sale. Such compensation may be in excess of customary discounts, concessions or commissions.

In connection with the sale of the securities or otherwise, we may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. We may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities. We may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

Any underwriter, broker-dealer, or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.

The aggregate proceeds to us from the sale of the any securities will be the purchase price of such securities less discounts and commissions, if any.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities is traded, in the over-the-counter market or otherwise.

Our common stock is listed on the Nasdaq Stock Exchange under the symbol “NVFY.”

Agents, broker-dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business. We may also use underwriters or other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Company and our affiliates.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we may sell the securities offered pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by FisherBroyles, LLP.

EXPERTS

Our consolidated financial statements for the year ended December 31, 2022, incorporated by reference in this Prospectus and Registration Statement have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in its report thereon, incorporated by reference elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our consolidated financial statements for the year ended December 31, 2021, incorporated by reference in this Prospectus and Registration Statement have been audited by Centurion ZD CPA & Co., an independent registered public accounting firm, as set forth in its report thereon, incorporated by reference elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022;

●	our Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2023 and June 30, 2023;

●	our Current Reports on Forms 8-K filed on May 23, 2023, June 13, 2023, June 14, 2023 and September 6, 2023; and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on January 13, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Nova LifeStyle, Inc.

6565 E. Washington Blvd.

Commerce, CA 90040

Attention: Thanh H. Lam

(323) 888-9999

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the Registration Statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Because our Common Stock is listed on The NASDAQ Stock Market LLC, you may also inspect reports, proxy statements and other information at the offices of The NASDAQ Stock Market LLC.

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